   As filed with the Securities and Exchange Commission on February 28, 1997

                                          Registration No. 333- ______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                               RESPIRONICS, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                            25-1304989
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

        1001 Murry Ridge Drive
       Murrysville, Pennsylvania                                  15668
 (Address of Principal Executive Offices)                      (Zip Code)

                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                               ------------------
                                 James C. Woll
                                   Treasurer
                               Respironics, Inc.
                             1001 Murry Ridge Drive
                        Murrysville, Pennsylvania  15668
                                 (412)733-0234
(Name, address and telephone number, including area code, of agent for service)
                               ------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                Title of                                    Proposed        Proposed
               securities                    Amount         maximum         maximum        Amount of
                 to be                       to be       offering price     aggregate     registration
               registered                 registered/1/   per share/2/    offering price      fee
------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    300,000 shs.        $20.00        $6,000,000     $1,818.18
======================================================================================================

/1/ In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Respironics, Inc. Retirement Savings Plan.

/2/ Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rules 457(h) and 457(c) on the basis of the average of the high and low sales prices for the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. for February 26, 1997, as quoted in The Wall Street Journal.

================================================================================

                                    PART II

                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission (File No. 0-016732) by Respironics, Inc. (the "Company") are incorporated by reference in this Registration Statement:

          (a)  The Company's latest annual report on Form 10-K filed pursuant to
      Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act");

          (b) All other reports filed by the Company pursuant to Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in paragraph (a) above; and

          (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed by the Company under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the filing of the annual report on Form 10-K referred to in paragraph (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that the information included in any document in response to paragraphs (i), (k) or (l) of Item 402 of Regulation S-K is not incorporated by reference in this Registration Statement.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     1. Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere of its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

          (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)  by the stockholders.

     Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

     2. Section 102(b)(7) of Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of such General Corporation Law regarding the unlawful payment of dividends or approval of stock repurchases or redemptions and (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of the Company, May 8, 1987). As noted in 3 below, the Company's Certificate of Incorporation includes a provision contemplated by Section 102(b)(7) of the Delaware General Corporation Law.

     3. Certificate of Incorporation Provision of Liability of Directors. The Company's Certificate of Incorporation limits the liability of its directors to the fullest extent permitted under the Delaware General Corporation Law. The Company's directors are not liable for monetary damages for breach of their fiduciary duty as directors, except for liability for any breach of the directors' duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law, and for any transactions from which a director derived an improper personal benefit. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief available under Delaware law.

     4. Certificate of Incorporation Provisions on Indemnity. The Company's Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents against claims arising out of their actions as agents of the Company and will advance expenses of defending against such claims. The Certificate of Incorporation requires the Company to advance litigation expenses in the case of shareholder derivative or other actions against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Certificate of Incorporation further provides that the Company may obtain directors' and officers' liability insurance on such terms and conditions acceptable to the Company.

     5. Director and Officer Liability Insurance. The Company has purchased director and officer liability insurance. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such. Under this type of insurance, the Company will receive reimbursement for amounts as to which the directors and officers would be indemnified. The insurance also provides certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification.


Item 7.  Exemption From Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page II-7.

Item 9.  Undertakings.

     (a)  Rule 415 offering.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings incorporating subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murrysville, Pennsylvania, on the 27th day of February, 1997.

                                         RESPIRONICS, INC.



                                         By    /s/ Dennis S. Meteny
                                           -----------------------------------
                                            Dennis S. Meteny, President
                                            and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Meteny, Daniel J. Bevevino and James C. Woll, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Name                       Title                      Date
           ----                       -----                      ----
  /s/ Dennis S. Meteny         President, Chief Executive    February 27, 1997
-----------------------------  Officer and Director
      Dennis S. Meteny


  /s/ Daniel J. Bevevino       Vice President and Chief      February 27, 1997
-----------------------------  Financial Officer
     Daniel J. Bevevino        (Principal financial and
                               accounting officer)


  /s/ Daniel P. Barry          Director                      February 27, 1997
-----------------------------
      Daniel P. Barry


/s/ Douglas A. Cotter, Ph.D.   Director                      February 27, 1997
-----------------------------
  Douglas A. Cotter, Ph.D.



           Name                       Title                      Date
           ----                       -----                      ----

/s/ James H. Hardie           Director                      February 27, 1997
----------------------------
      James H. Hardie


/s/ Donald H. Jones           Director                      February 27, 1997
----------------------------
      Donald H. Jones


/s/ Joseph C. Lawyer          Director                      February 27, 1997
----------------------------
     Joseph C. Lawyer


/s/ Candace Littell           Director                      February 27, 1997
----------------------------
     Candace Littell


/s/ George J. Magovern, M.D.  Director                      February 27, 1997
-----------------------------
  George J. Magovern, M.D.


/s/ Gerald E. McGinnis        Director                      February 27, 1997
----------------------------
    Gerald E. McGinnis


                               RESPIRONICS, INC.

                       1997 Employee Stock Purchase Plan

                                --------------

                             REGISTRATION STATEMENT
                                  ON FORM S-8

                                 Exhibit Index

                    (Pursuant to Item 601 of Regulation S-K)

Exhibit
  No.        Description and Method of Filing
-------  ----------------------------------------
   4.1   Restated Certificate of Incorporation
         of the Company (incorporated herein by
         reference to Exhibit 3.2 to Amendment
         No. 1 to the Company's Registration
         Statement No. 33-20899 on Form S-1).
   4.2   Amendment to Restated Certificate of
         Incorporation of the Company
         (incorporated herein by reference to
         Exhibit 3.2 to the Company's
         Registration Statement No. 33-39938 on
         Form S-1).
   4.3   Amendment to Restated Certificate of
         Incorporation of the Company
         (incorporated herein by reference to
         Exhibit 4.2 to the Company's
         Registration Statement No. 33-89308 on
         Form S-8).
   4.4   By-Laws of the Company (incorporated
         herein by reference to Exhibit 3.4 to
         Amendment No. 2 to the Company's
         Registration Statement No. 33-20899 on
         Form S-1).
   5.1   Opinion of Reed Smith Shaw & McClay as
         to the legality of the shares being
         registered (filed herewith).
  23.1   Consent of Reed Smith Shaw & McClay
         (contained in their opinion filed
         herewith as Exhibit 5.1).
  23.2   Consent of Ernst & Young, LLP,
         independent auditors (filed herewith).
  23.3   Consent of Ernst & Young, LLP,
         independent auditors (filed herewith).
  24.1   Power of Attorney, contained on the
         signature page   to this Registration
         Statement.
